                              BAILLIE GIFFORD FUNDS
                                 CODE OF ETHICS

                             EFFECTIVE JUNE 29, 2000

--------------------------------------------------------------------------------

                                  INTRODUCTION

                                 FIDUCIARY DUTY

     This Code of Ethics is based on the principle that you, as a trustee or officer of Baillie Gifford Funds (the TRUST), owe a fiduciary duty to the shareholders (the SHAREHOLDERS) of the funds of the Trust (the FUNDS). Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders.

     At all times, you must:

(1) PLACE THE INTERESTS OF OUR SHAREHOLDERS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders. You may not cause a Fund to take action, or not to take action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused a Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Fund without first considering the Security as an investment for the Fund.

(2) CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE. The Trust encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL SECURITIES TRANSACTIONS. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

(3) AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Trust directly or on behalf of a Fund, Shareholder or affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.


                                   APPLICATION

     Certain of the officers and Trustees of the Trust are officers and/or directors Baillie Gifford Overseas Limited (BGOL). BGOL reviews and determines investment policies for each Fund and manages the day-to-day investment affairs of the Funds, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. BGOL has its own Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. Any Trustee or officer of the Trust, who is subject to the Code of Ethics of BGOL who complies with such Code, shall not be subject to the provisions of this Code.


                                   APPENDICES

     The following appendices are attached to this Code and are a part of this
Code:

     I.   Form for preclearance of Securities transactions.

     II.  Form for annual report of personal Securities holdings.

     III. Form for quarterly report of Securities transactions.

     IV.  Form for acknowledgment of receipt of this Code.

     V.   Form for annual certification of compliance with this Code.


                                    QUESTIONS

     Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officer is Angus Macdonald. The COMPLIANCE COMMITTEE currently comprises the Compliance Officer.




                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

     You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction.

     SECURITIES

     The following are SECURITIES:

     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interests therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     The following are not SECURITIES:

     Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

     EXEMPT SECURITIES

     The following are Exempt Securities:

(1)  Securities issued by the Government of the United States.

(2) Bankers' acceptances, bank certificates of deposit, commercial paper, bank repurchase agreements and such other money market instruments as may be designated from time to time by the Compliance Committee.

(3)  Shares of registered open-end investment companies.

     BENEFICIAL OWNERSHIP

     You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

     You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

     The following are examples of an indirect Pecuniary Interest in Securities:

(1) Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

(2) Your interest as a general partner in Securities held by a general or limited partnership.

(3) Your interest as a manager-member in the Securities held by a limited liability company.

     You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

(1) Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

(2)  Your ownership of a vested beneficial interest in a trust.

(3) Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     EXEMPT TRANSACTIONS

     The following are EXEMPT TRANSACTIONS:

(1) Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

(2)  Purchases of Securities under dividend reinvestment plans.

(3) Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

(4) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

(5) Subject to the restrictions on participation in private placements set forth below under PRIVATE PLACEMENTS, acquisitions or dispositions of Securities of a PRIVATE ISSUER. A PRIVATE ISSUER is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

(6) Any transaction in Securities (other than Exempt Securities) by a Trustee of the Trust who is neither an officer nor an ADVISORY PERSON (as such term is defined in Section (e)(2) of Rule 17j-1 of the Investment Company Act of 1940, as amended) of the Trust, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund.

(7) Transactions in Securities traded within the preceding fifteen days for a Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

(8) Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under REPORTING

(9) Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under REPORTING.

     CIRCUMSTANCES REQUIRING PRECLEARANCE

     If you have Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be purchased or sold only in compliance with the procedures set forth below under PRECLEARANCE PROCEDURES.

     The Compliance Committee, currently the Secretary of the Funds, may designate as Exempt Transactions purchases and sales of Securities that are purchased or sold in compliance with the procedures set forth below under PRECLEARANCE PROCEDURES.

     PRECLEARANCE PROCEDURES

     If a Securities transaction requires preclearance:

(1) The Securities may not be purchased or sold on any day during which there is a pending BUY or SELL order in the same Security on behalf of a Fund until that order is executed or withdrawn.

(2) The Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which a Fund trades in the same Security.

(3) The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.


                            INITIAL PUBLIC OFFERINGS

     Unless you are an independent Trustee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in an initial public offering.

                               PRIVATE PLACEMENTS

     Unless you are an independent Trustee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in a private placement, unless you have received the prior written approval of the Compliance Committee. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Funds, and that the opportunity to invest has not been offered to you by virtue of your position.

     If you have acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE your investment when you play a part in any consideration of an investment by a Fund in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.


                           SHORT-TERM TRADING PROFITS

     Unless you are an independent Trustee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.


                                    REPORTING

     USE OF BROKER-DEALERS

     Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

     REPORTING OF TRANSACTIONS

     Unless you are an independent Trustee, you must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, on a timely basis, duplicate copies of confirmations of all transactions in the account and of periodic statements for the account and you must report to a

Compliance Officer hereunder, on a timely basis, all transaction effected without the use of a broker in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

     ANNUAL REPORTS

     Unless you are an independent Trustee, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership upon commencement of your election as an officer or Trustee by the Trust or the effective date of this Code, whichever occurs later, and annually thereafter. The form for this purpose is attached to this Code as Appendix II.

     INDEPENDENT TRUSTEES

     If you are an independent Trustee, you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as Trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose if attached to this Code as Appendix III.

     As of the effective date of this Code, the independent Trustees are John G. Barrie, Jr. and John M. Smith.


                                FIDUCIARY DUTIES

                                      GIFTS

     You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Trust directly or on behalf of a Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.


                              SERVICE AS A DIRECTOR

     Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Funds. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those portfolio employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" ore other procedures.


                                   COMPLIANCE

                             CERTIFICATE OF RECEIPT

     You are required to acknowledge receipt of your copy of this Code. A form for this purchase is attached to this Code as Appendix IV.


                            CERTIFICATE OF COMPLIANCE

     Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.


                                REMEDIAL ACTIONS

     If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.


                        REPORTS TO DIRECTORS AND TRUSTEES

     REPORTS OF SIGNIFICANT REMEDIAL ACTION

     The Trustees of the Trust will be informed on a timely basis of each significant remedial action taken in response to a violation of this Code. For this purpose, a SIGNIFICANT REMEDIAL ACTION will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

     ANNUAL REPORTS

     Management of BGOL will report annually to the Trustees of the Trust with regard to efforts to ensure compliance by the directors, officers and employees of BGOL with their fiduciary obligations to BGOL advisory clients.

     The annual report will, at a minimum:

(1) Summarize existing procedures regarding personal Securities transactions, and any changes in such procedures during the prior year;

(2) Summarize any material violations of this Code and the violations of this Code, if any, which resulted in significant remedial action during the prior year; and

(3) Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations.

                                                                      APPENDIX I

                              BAILLIE GIFFORD FUNDS

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM


1)   Name of employee requesting authorization:             ____________________

2)   If different  from #1, name of the account where
     the trade will occur:                                  ____________________

3)   Relationship of (2) to (1):                            ____________________

4)   Name of firm at which the account is held:
                                                            ____________________

5)   Name of Security and call symbol:                      ____________________

6)   Maximum number of shares or units to be
     purchased or sold or amount of bond:
                                                            ____________________

7)   Check those that are applicable:

____ Purchase   ____ Sale   ____ Market Order   ____ Limit Order (Price of Limit Order: ____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                      COLUMN I         COLUMN II

1)   Do you possess material nonpublic
     information regarding the security or
     the issuer of the security?(1)                  ___ Yes            ___ No

2)   Is this an Exempt Security?                     ___ No             ___ Yes

3)   Is this an Exempt Transaction?                  ___ No             ___ Yes


----------
     (1) Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

                                                      COLUMN I         COLUMN II

4)   To your knowledge, are the securities
     or "equivalent securities" (i.e.,
     securities issued by the same entity
     as the issuer of a security, and all
     derivative instruments, such as
     options and warrants) held by any
     Portfolio?                                      ___ Yes            ___ No

5)   To your knowledge, are there any
     outstanding purchase or sell orders
     for this security or any equivalent
     security by any Portfolio?                      ___ Yes            ___ No

6)   To your knowledge, are the securities
     or equivalent securities being
     considered for purchase or sale by
     one or more Portfolios?                         ___ Yes            ___ No

7)   Are the securities being acquired in
     an initial public offering?(2)                  ___ Yes            ___ No

8)   Are the securities being acquired in
     a private placement?(3)                         ___ Yes            ___ No

9)   Has any Portfolio you manage
     purchased or sold these securities or
     equivalent securities within the past
     seven calendar days or do you expect
     the Portfolio to purchase or sell
     these securities or equivalent
     securities within seven calendar days
     of your purchase or sale?                       ___ Yes            ___ No

10)  If this is NOT an Exempt Security,
     have you or any account in which you
     have a Pecuniary Interest purchased
     or sold these securities within the
     past 60 days?                                   ___ Yes            ___ No


----------
     (2) Please note that employees generally are not permitted to acquire securities in an initial public offering for their own or related accounts.

     (3) Please note that generally acquisitions of securities in a private placement are discourages and may be denied.

I have read the Code of Ethics for the Trust dated March [____], 2000, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.



                                                     ---------------------------
                                                          Employee Signature


                                                     ---------------------------
                                                          Print Name


                                                     ---------------------------
                                                          Date Submitted

Authorized by:_________________________

Date:         _________________________

                                                                     APPENDIX II

                              BAILLIE GIFFORD FUNDS

                          PERSONAL SECURITIES HOLDINGS


     In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

1)   Name of employee:                                __________________________

2)   If different than #1, name of person is whose
     name the account is held:                        __________________________

3)   Relationship of (2) to (1):                      __________________________

4)   Broker(s) at which Account is Maintained:        __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

5)   Account Number(s):                               __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

6)   Phone number(s) of Broker:                       __________________________

                                                      __________________________

                                                      __________________________

                                                      __________________________

7) For each account, attach your most recent account statement listing Securities in that account. If you own Securities that are not listed in an attached statement, list them below:

     Name of Security        Quantity             Value            Custodian

1.       __________         __________         __________         __________

2.       __________         __________         __________         __________

3.       __________         __________         __________         __________

4.       __________         __________         __________         __________

5.       __________         __________         __________         __________

(Attach a separate sheet if necessary.)

     I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.


                                                     --------------------------
                                                     Employee Signature


                                                     --------------------------
                                                     Print Name


Dated:  _______________

                                                                    APPENDIX III
                              BAILLIE GIFFORD FUNDS

                     Personal Securities Transactions Report

                                 Quarter Ended:

                              --------------------

PLEASE PROVIDE THE INFORMATION REQUESTED. USE ADDITIONAL PAGES IF NECESSARY. IF NO TRANSACTIONS OCCURRED, WRITE "NONE." DUPLICATE CONFIRMS MAY BE ATTACHED TO THE FORM IN LIEU OF FILLING OUT THE FORM: PLEASE INDICATE THE NUMBER OF CONFIRMS TO BE ATTACHED.

------------------------------------------------------------------------------------------------------------------------
        Security's Name         Transaction        Buy or    Number of     Price per           Broker's Name
                                   Date             Sell?      Shares        Share
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

THE ABOVE INFORMATION IS A TRUE, COMPLETE AND CORRECT LIST OF MY SECURITIES TRANSACTIONS FOR THE TIME PERIOD INDICATED.

Print Name: __________________________     Sign Name:   ________________________

Date:       __________________________

RETURN           by _____________.

          SEE REVERSE SIDE FOR FURTHER INSTRUCTIONS ON TRANSACTIONS AND
                       SECURITIES EXEMPT FROM REPORTING.

EXEMPT SECURITIES

(1)  Securities issued by the Government of the United States.

(2) Bankers' acceptances, bank certificates of deposit, commercial paper and bank repurchase agreements.

(3)  Shares of registered open-end investment companies.

EXEMPT TRANSACTIONS

(4) Any transaction in Securities in an account over which you do not have any direct or indirect influence on control.

(5)  Purchases of Securities under dividend reinvestment plans.

(6) Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA.

(7) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

(8) Subject to the restrictions on participation in private placements set forth in the Code of Ethics under PRIVATE PLACEMENTS, acquisitions or dispositions of Securities of a PRIVATE ISSUER.

(9) Subject to the provisions set forth in the Code of Ethics under EXEMPT TRANSACTIONS, any transaction in Securities (other than Exempt Securities) by a Trustee of Baillie Gifford Funds who is neither an officer nor an advisory person of BGOL.


PLEASE REVIEW THE Baillie Gifford Funds CODE OF ETHICS FOR FURTHER DETAILS ON BENEFICIAL OWNERSHIP OF SECURITIES AND OTHER EXEMPTIONS. IF YOU HAVE ADDITIONAL QUESTIONS, PLEASE CONTACT YOUR COMPLIANCE OFFICER.

                                                                     APPENDIX IV

                              BAILLIE GIFFORD FUNDS

                          ACKNOWLEDGMENT CERTIFICATION


     I hereby certify that I have read and understand the Code of Ethics dated March [___], 2000. Pursuant to such Code, I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date: _____________________                 ______________________________
                                            Signature


                                            ______________________________
                                            Print Name

                                                                      APPENDIX V

                              BAILLIE GIFFORD FUNDS

                       ANNUAL CERTIFICATION OF COMPLIANCE


     I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.


Date: _____________________                 ______________________________
                                            Signature


                                            ______________________________
                                            Print Name